Exhibit 10.37

ASSIGNMENT OF ASSET PURCHASE AGREEMENT

This Assignment of Asset Purchase Agreement (the “Assignment”) is entered into on or as of March 19, 2019. The parties to this Assignment are LODGING FUND REIT III OP, LP, a Delaware limited partnership (the “Assignor”), LF3 Pineville, LLC a Delaware limited liability company, and LF3 Pineville TRS, LLC, a Delaware limited liability company (collectively, the “Assignee”); all entities have an address of 1635 43rd Street South, Suite 205, Fargo, North Dakota 58103.

INTRODUCTORY STATEMENTS

A. The Assignor received an assignment on March 19, 2019 of the Asset Purchase Agreement from Lodging Fund REIT III, Inc. a Maryland corporation a/ka Lodging Fund Real Estate Investment Trust III, which entered into an Asset Purchase Agreement effective as October 8, 2018 (a copy of the Asset Purchase Agreement, as amended, is attached to this Assignment as Exhibit A) with respect to the purchase of a hotel business.

B. The Assignor and Assignee desire that Assignor assign its interest in the Purchase and Sale Agreement to Assignee under the terms and conditions set forth in this Agreement.

C.  Subject to the partial assignment described herein, LF3 Pineville, LLC will take ownership of the Real Estate and LF3 Pineville TRS, LLC will take ownership of all other assets.

In consideration of the above Introductory Statements, and the promises and provisions set forth in this Assignment, the parties agree as follows:

1.              Assignment.  Subject to the partial assignment and assumption of section 9.3(b) and 18.10 Asset Purchase Agreement pursuant to the Assignment and Assumption of Ninth Amendment to Asset Purchase Agreement (“9th Amendment”), Assignor assigns to Assignee all of Assignor’s remaining right, title, and interest in and to the Asset Purchase Agreement, as amended. For the avoidance of doubt, as of the Effective Date of this Assignment, section 9.3(b) and 18.10 of the Asset Purchase Agreement shall be the obligation of LODGING FUND REIT III OP, LP, a Delaware limited partnership as assigned by Assignor and assumed by LODGING FUND REIT III OP, LP pursuant to the 9th Amendment.

2.              Acceptance by Assignee. Assignee accepts the partial Assignment and all rights accruing to it under the Asset Purchase Agreement, as amended, and assumes and agrees to perform all covenants and obligations of the Assignor under the Asset Purchase Agreement, as amended, from and after this Assignment’s Effective Date.

3.              Release of Assignor’s Liability. This Assignment does not relieve Assignor of any of its obligations to Seller under the Asset Purchase Agreement.

4.              Effective Date. This Assignment shall be effective upon signing.

5.              Counterparts; Facsimile Signatures. This Assignment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Assignment by telecopier shall be as effective as delivery of a manually executed signature page to this Agreement.

(Signature Page Follows)

The parties have executed this Assignment as of the date listed below each party’s signature.

ASSIGNOR

LODGING FUND REIT III OP, LP
a Delaware limited partnership

By: Lodging Fund REIT III, Inc.
Its: General Partner

/s/ Corey R. Maple
By: Corey R. Maple
Its: Chief Executive Officer and Secretary

ASSIGNEE

LF3 Pineville, LLC
a Delaware limited liability company

BY: Lodging Fund REIT III OP, LP
ITS: Sole Member

By: Lodging Fund REIT III, Inc.
Its: General Partner

/s/ Corey R. Maple
By: Corey R. Maple
Its: Chief Executive Officer and Secretary

LF3 Pineville TRS, LLC
a Delaware limited liability company

BY: Lodging Fund REIT III TRS, Inc.
ITS: Sole Member

/s/ Corey R. Maple
By: Corey R. Maple
Its: Chief Executive Officer and Secretary